Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of National Quality Care, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2012	/s/Robert M. Snukal
Robert M. Snukal
Chief Operating Officer
(Principal Executive Officer)

Date: May 17, 2012	/s/Leonardo Berezovsky
Leonardo Berezovsky
Interim Chief Financial Officer
(Principal Financial Officer)